UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 15, 2009

CHINA DIGITAL COMMUNICATION GROUP
(Exact name of registrant as specified in the Charter)

Nevada	000-49715	91-2132336
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

A-3 Xinglian Industrial Zone
He Hua Ling, Pingxin Road, Xin Nan, Ping Hu Town
Longgang, Shenzhen China
 (Address of Principal Executive Offices)

86-755-6126-8588
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 15, 2009, China Digital Communication Group (the “Company”) issued a press release announcing its preliminary financial results for the fiscal year of 2009. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, if no unexpected incident, the Company has estimated that the cash and cash equivalents will be around $100 million RMB and the account receivable will be around $50 million RMB for the year ended December 31, 2009. The cash is expected to be used for the acquisition of another company in a similar industry.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Press Release dated July 15, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL COMMUNICATION GROUP

Date: July 22, 2009	By:	/s/ Fushun Li
Name: Fushun Li
Title: Chief Executive Officer and Director